SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

HEDGEPATH PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HEDGEPATH PHARMACEUTICALS, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

December 21, 2018

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.0001 per share (the “Common Stock”), of HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify stockholders that, on December 18, 2018, in lieu of an special meeting of the stockholders of the Company, and pursuant to Section 211(b) of the Delaware General Corporation Law (the “DGCL”), Mayne Pharma Ventures Pty Ltd., the holder of approximately 56% of our outstanding voting securities as of such date (the “Voting Stockholder”), has approved and consented the following actions by written consent:

1.

The election each of E. Brendan Magrab, W. Mark Watson, Stefan J. Cross and Dr. R. Dana Ono and Robert D. Martin (the “Elected Directors”) as a member the of Board of Directors of the Company (the “Board”) for a one-year term that expires at the next annual meeting of the Company’s stockholders or until his earlier death, resignation or removal (each of the Elected Members is a current member of the Board);

2.

The approval of an Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock of the Company (the “Amended and Restated COD”), the form of which is attached hereto as Annex A, to remove certain features from the original Certificate of Designation of Series B Convertible Preferred Stock, as described in more detail herein; and

3.

The approval of an amendment to the Company’s 2014 Equity Incentive Plan (the “Plan”) increasing the authorized number of shares of Common Stock available for issuance under Plan by 11,000,000 shares from 32,583,475 shares to 43,583,475 shares (the “Plan Amendment”), which Plan Amendment is in the form attached hereto as Annex B.

This notice and accompanying Information Statement shall constitute notice to you of the Voting Stockholder taking the aforementioned corporate actions by written consent, without a meeting and by less than unanimous consent of our stockholders, under Section 228 of the DGCL. The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the election of the Elected Directors, approval of the Amended and Restated COD and approval of the Plan Amendment. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholder who holds a majority of the aggregate issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about December 27, 2018. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was December 18, 2018.

THIS DOCUMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

HEDGEPATH PHARMACEUTICALS, INC.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(813) 864-2559

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement is being furnished to the stockholders of HedgePath Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of a written consent in lieu of a special meeting of stockholders pursuant to Section 211(b) of the Delaware General Corporation Law (the “DGCL”), dated December 18, 2018.

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of December 18, 2018 (the “Record Date”) that Mayne Pharma Ventures Pty Ltd., as the holder of approximately 56% of our outstanding voting securities as of the Record Date (“Mayne Pharma” and the “Voting Stockholder”), has approved and consented to the following actions (the “Corporate Actions”) by written consent:

1.

The election each of E. Brendan Magrab, W. Mark Watson, Stefan J. Cross and Dr. R. Dana Ono and Robert D. Martin (the “Elected Directors”) as a member the of Board of Directors of the Company (the “Board”) for a one-year term that expires at the next annual meeting of the Company’s stockholders or until his earlier death, resignation or removal (each of the Elected Members is a current member of the Board);

2.

The approval of an Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock of the Company (the “Amended and Restated COD”), the form of which is attached hereto as Annex A, to remove certain features from the original Certificate of Designation of Series B Convertible Preferred Stock, as described in more detail herein; and

3.

The approval of an amendment to the Company’s 2014 Equity Incentive Plan (the “Plan”) increasing the authorized number of shares of Common Stock available for issuance under Plan by 11,000,000 shares from 32,583,475 shares to 43,583,475 shares (the “Plan Amendment”), which Plan Amendment is in the form attached hereto as Annex B.

This Information Statement is being sent to you to notify you of the Corporate Actions being taken by written consent in lieu of a special meeting of our stockholders. At a meeting of the Board duly called, our Board (i) nominated the Elected Directors for re-election to the Board, (ii) adopted the Amended and Restated COD and recommended that the Amended and Restated COD be approved by the Voting Stockholder and (iii) adopted the Plan Amendment and recommended that the Plan Amendment be approved by the Voting Stockholder.

On December 18, 2018, the Voting Stockholder, as the holder of record of 56% of the outstanding shares of our voting securities as of the Record Date, approved the election of the Elected Directors, adopted and approved the Amended and Restated COD and approved the Plan Amendment. For more information regarding the Voting Stockholder and background for the Corporate Actions, see “Certain Relationships and Related Party Transactions” on page 18.

The ability to proceed without an annual or special meeting of the Company’s stockholders to approve, adopt and/or ratify each of the Corporate Actions is authorized by Sections 211 and 228 of the DGCL which provides that, unless otherwise provided in our Certificate of Incorporation (as amended, the “Certificate of

Incorporation”) and Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”), action required or permitted to be taken at a meeting of our stockholders, including the election of directors, may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required, and provided further that with respect to the election of directors, all of the vacancies of directorships to which directors could have been elected at an annual meeting of the stockholders must be filled. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Certificate of Incorporation and Amended and Restated Bylaws do not contain any provisions contrary to the provisions of Sections 211 and 228 of the DGCL. Thus, to eliminate the costs to us and management time involved in holding an annual meeting, and in order to take the Corporate Actions as described in this Information Statement, the Voting Stockholder, who held in excess of 50% of our voting stock as of the Record Date, executed and delivered a written consent to us.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of December 21, 2018 and is first being sent or given to our stockholders of record on or about December 27, 2018.

As of the Record Date, there were 369,959,064 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders and 5,797,102 shares of preferred stock issued and outstanding (consisting solely of Series B Convertible Preferred Stock held by Mayne Pharma) and entitled to notice of and to vote on all matters presented to stockholders (the “Series B Preferred Stock”, collectively with the Common Stock, the “Voting Securities”). Holders of Common Stock are entitled to one vote per share. Holders of Series B Preferred Stock are entitled to a number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is convertible (17,391,306 shares of Common Stock as of the Record Date). The required vote to elect the Elected Directors was a plurality of the outstanding Voting Securities as of the Record Date. The required vote for the adoption of the Amended and Restated COD was a majority of the issued and outstanding Voting Securities as of the Record Date. The required vote for the adoption of the Plan Amendment was a majority of the outstanding Voting Securities as of the Record Date.

On December 18, 2018, the Voting Stockholder, as the holder of record of 56% of the outstanding Voting Securities as of the Record Date, executed a written consent adopting, approving and/or ratifying the Corporate Actions. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those stockholders who did not vote. This Information Statement and the accompanying notice constitute notice to you of action by written consent as required by Section 228 of the DGCL. Because we have obtained sufficient stockholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the Corporate Actions.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons in or Opposition to Matters to be acted upon

Each of our executive officers and directors has an interest in the approval of the Plan Amendment because each of them is eligible to receive awards thereunder.

The Voting Stockholder approved each of the Corporate Actions by written consent in connection with the transactions contemplated the Agreement (as hereinafter defined), the Third Amended SLA (as hereinafter defined) and the Amended and Restated Sublicense Agreement (as hereinafter defined). For more information regarding the Voting Stockholder and background for the Corporate Actions, see “Certain Relationships and Related Party Transactions” on page 18. The Voting Stockholder is also the only holder of Series B Preferred Stock.

Other than the above, we are not aware of any substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, each nominee for election as a director of the Company, or each associate of any of the foregoing persons that is in opposition to the Corporate Actions.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, the Company had 369,959,064 shares of Common Stock issued and outstanding and 5,797,102 shares of Series B Preferred Stock issued and outstanding. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date.

Name and address of beneficial owners	Amount and nature of beneficial ownership of Common Stock	Approximate percentage of outstanding Common Stock(1)
Mayne Pharma Ventures Pty Ltd(2)	247,882,126	59.1%
Hedgepath, LLC(3)	89,877,638	23.6%
Nicholas J. Virca(4)	9,037,519	2.4%
Garrison J. Hasara, CPA(5)	4,219,044	1.1%
Stefan J. Cross(6)	—	—
Dr. R. Dana Ono(7)	659,000	*
W. Mark Watson, CPA(8)	1,829,600	*
E. Brendan Magrab(9)	65,000	*
Robert D. Martin(10)	116,000	*
All directors and executive officers as a group (7 persons)	15,926,163	4.3%

*	Less than 1%
(1)

Applicable percentages are based on 369,959,064 shares outstanding as of the Record Date. This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13G(s) filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)

Includes 198,290,930 shares of our Common Stock, 17,391,306 shares of Common Stock issuable upon conversion of Series B Preferred Stock, and warrants to purchase 32,199,890 shares of our Common Stock. The address for Mayne Pharma Ventures Pty Ltd is 1538 Main North Road, Salisbury South 5106 SA, Australia.

(3)

Includes 79,627,069 shares of our Common Stock and a warrant to purchase 10,250,569 shares of our Common Stock. Our former Corporate Secretary, James A. McNulty, CPA, has sole voting and dispositive power over the securities held by Hedgepath, LLC. The address for Hedgepath, LLC is 324 S. Hyde Park Avenue, Suite 350, Tampa, FL 33606.

(4)

Mr. Virca is our Chief Executive Officer and President. Includes 8,727,519 shares of our Common Stock and 310,000 vested stock options. Mr. Virca’s address is 324 South Hyde Park Avenue, Suite 350, Tampa, FL 33606.

(5)

Mr. Hasara is our Chief Financial Officer and Treasurer. Includes 3,959,044 shares of our Common stock and 260,000 vested stock options. Mr. Hasara’s address is 324 South Hyde Park Avenue, Suite 350, Tampa, FL 33606.

(6)	Mr. Cross is a director of our company. Mr. Cross’ address is c/o Mayne Pharma Ventures Pty Ltd, 1538 Main North Road, Salisbury South 5106 SA, Australia.
(7)

Dr. Ono is a director of our company. Includes 453,000 shares of our Common Stock and 206,000 vested stock options. Dr. Ono’s address is c/o HedgePath Pharmaceuticals at 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606.

(8)

Mr. Watson is a director of our company. Includes 1,053,600 shares of our Common Stock, warrants to purchase 500,000 shares of our Common Stock, and 276,000 vested stock options. Mr. Watson’s address is c/o HedgePath Pharmaceuticals at 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606.

(9)

E. Brandon Magrab is the Chairman and a director of our company. Includes 65,000 RSUs that are vested, but for which the common shares have not yet been issued. Mr. Magrab’s address is c/o HedgePath Pharmaceuticals at 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606.

(10)

Robert D. Martin is a director of our company. Includes 60,000 RSUs that are vested, but for which the common shares have not yet been issued, and 56,000 vested stock options. Mr. Martin’s address is c/o HedgePath Pharmaceuticals at 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606.

DESCRIPTION OF STOCKHOLDER ACTIONS – ELECTION OF DIRECTORS

Introduction

On December 16, 2018, the Board nominated the Elected Directors to stand for election. Each of the Elected Directors demonstrated a willingness to be named as a nominee and each was willing to continue to serve as a director if elected. On December 18, 2018, the Voting Stockholder elected each of the Elected Directors for a one-year term that expires at the next annual meeting of the Company’s stockholders or until his earlier death, resignation or removal. Twenty calendar days after the date of distribution of this Information Statement to our stockholders, the Elected Directors will begin serving their term which shall expire at our annual meeting of stockholders to be held in 2019.

Elected Directors; Management

Name	Age	Position
E. Brendan Magrab	53	Chairman of the Board and Director
Nicholas J. Virca	72	President and Chief Executive Officer
Garrison J. Hasara, CPA	49	Chief Financial Officer, Treasurer, Chief Compliance Officer and Secretary
W. Mark Watson, CPA	68	Director
Stefan J. Cross	46	Director
Dr. R. Dana Ono	65	Director
Robert D. Martin	71	Director

Mayne Pharma has the right to designate one director to our Board of Directors and to designate a second director if the size of the Board of Directors is increased to seven directors until the earlier to occur of: (i) the date that the Third Amended and Restated Supply and License Agreement, dated December 17, 2018, by and among the Company and Mayne Pharma (the “Third Amended SLA”) is terminated or expires or (ii) the date on which Mayne Pharma ceases to own ten percent (10%) or more of our issued and outstanding Common Stock on a fully diluted basis. Mayne Pharma’s current designee to our Board of Directors is Stefan J. Cross. There are no family relationships between any of our directors or executive officers.

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding relating to an alleged violation of the federal or state securities, commodities, banking or insurance laws or regulations or any settlement thereof or involvement in mail or wire fraud in connection with any business entity not subsequently reversed, suspended or vacated and (6) being subject of, or a party to, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

E. Brendan Magrab, age 53, is Chairman of the Board of Directors and a Director of our company. He has served as the President and CEO of Transpharmative Advisors, LLC since March 2013. Mr. Magrab has more than 20 years of experience in pharmaceutical development and marketing, including formulation development, clinical development, regulatory affairs, government affairs, marketing, managed care, legal and patents.

Previously, from June 2012 to February 2013, he served as the President and CEO of URL Pharma, which was sold to Sun Pharmaceuticals in 2013. From October 2004 to June 2012, he held various positions of increasing responsibility at URL Pharma, including General Counsel and Executive Vice President of Commercial Operations. Prior to joining URL Pharma, from August 2000 to September 2004, Mr. Magrab served as Vice President of Intellectual Property at Alpharma, Inc. Prior to joining Alpharma, Inc., he served as an associate at a Washington D.C law firm, as a law clerk for the U.S. Court of Appeals for the Federal Circuit, and as a Patent Examiner at the U.S. Patent and Trademark Office. Mr. Magrab received his Bachelor’s Degree in Biochemistry and Art History from the University of Virginia and his Juris Doctor from Georgetown University Law Center. Mr. Magrab is qualified to serve on our Board of Directors because of his extensive business experience in the pharmaceutical industry.

Nicholas J. Virca, age 72, has been our President and Chief Executive Officer since August 2013 and has been working on our business opportunity with Hedgepath, LLC since April 2012. From 2008 until April 2012, Mr. Virca served as the Chief Operating Officer for LamdaGen Corporation, a privately held company focused on monitoring assays for biopharmaceutical development and manufacturing applications, as well as high-sensitivity detection for human diagnostic biomarkers, such as oncoproteins related to cervical cancer. From 2005 to 2008, Mr. Virca was Vice President for Global Biotechnology at Pall Life Sciences where he was responsible for growth strategies and programs in the biotechnology arena, including new technology and product initiatives, joint ventures, licensing and acquisitions. He also founded the first Scientific Advisory Board for Pall’s Biopharmaceuticals Division. From 1997 to 2004, Mr. Virca was COO, and later CEO and President of Adventrx Pharmaceuticals focusing on anti-cancer drug development in human clinical trials. He was instrumental in transitioning the company from a private corporation to a listing on the American Stock Exchange. Mr. Virca held various marketing and general management positions at Damon Biotech, Promega Corporation, Nicolet Imaging Systems, Ortho Diagnostic Systems, Fisher Scientific, Waters, Ross Laboratories and Pfizer Diagnostics. Mr. Virca currently serves on the board of Panoptix Events and on the Life Sciences Advisory Board of Entegris, Inc. He previously served on the boards of Adventrx Pharmaceuticals between 2001 and 2004, and Diametrix Detectors between 1991 and 1997. He earned a bachelor’s degree in Biology from Youngstown State University, is the co-inventor of packaging technology for enzyme research reagents as well as co-inventor of three patents using itraconazole therapy for treatment of cancer and non-cancer proliferations disorders, and is a member of numerous biotechnology organizations for which he has been a speaker and organizer over the last several decades.

Garrison J. Hasara, CPA, age 49, has been our Chief Financial Officer and Treasurer since September 2013 and has subsequently became our Chief Compliance Officer and Secretary. From January 2011 to September 2013, he was the Acting Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Accentia Biopharmaceuticals, Inc., a biotechnology company focused on discovering, developing and commercializing innovative therapies that address the unmet medical needs of patients by utilizing therapeutic clinical products. He also served as Accentia’s Controller, a position that he held since June 2005. From November 2003 to June 2005, Mr. Hasara served as Accentia’s Compliance Specialist. Prior to that time, from 2000 to 2003, Mr. Hasara was the Chief Financial Officer of Automotive Service Centers, Inc., a franchisee of Midas, Inc. In addition, from 1996 to 1999, Mr. Hasara served in various accounting roles at KForce Inc., a publicly traded staffing services company. Mr. Hasara has been a licensed Certified Public Accountant since 1993 and received his B.S. from the University of South Florida in 1991.

W. Mark Watson, CPA, age 68, is a director of our company and Chairman of the Audit Committee. Mr. Watson is a Certified Public Accountant with over 40 years of experience in public accounting and auditing, having spent his entire career from January 1973 to June 2013 at Deloitte Touche Tohmatsu and its predecessor, most recently as Central Florida Marketplace Leader. Among other industries, he has a particular expertise in the healthcare and life sciences sector, having played a significant role in the development of Deloitte’s audit approach for health and life sciences companies and leading its national healthcare regulatory and compliance practice. He has served as lead audit partner and lead client service partner on the accounts of many public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson was elected to the Board of Directors of Sykes

Enterprises Inc. in May 2018 and serves on the Audit Committee. Mr. Watson was elected to the Board of Directors of BioDelivery Sciences International, Inc. in December 2017 and was appointed Chairman of its Audit Committee. Mr. Watson is a member of American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Watson is qualified to serve on our Board of Directors due to his expertise in public accounting and his experience with life science and pharmaceutical companies. He received his undergraduate degree in Accounting from Marquette University.

Stefan J. Cross, age 46, is a director of our company and the appointee of Mayne Pharma to our Board of Directors. Mr. Cross is currently serving as President, International Operations of Mayne Pharma Group Limited (ASX:MYX). Previously, Mr. Cross served as the President of the U.S. subsidiaries of Mayne Pharma Group Limited from November 2013 to January 2017. Mr. Cross has more than 20 years of experience in the pharmaceutical industry. He served since 2012 as the Vice President, Business and Corporate Development of Mayne Pharma’s non-U.S. operations, where he was responsible for all in-licensing and out-licensing programs and research and development partnerships. Prior to joining Mayne Pharma, Mr. Cross was, from 2007 to 2012, Head of Marketing (Asia Pacific) for Hospira Inc., a leading global provider of pharmaceuticals and medical devices, where he was responsible for expansion of the new product portfolio and on-market product growth across all markets in the region. Prior to Hospira, Mr. Cross spent most of the period from 1991 to 2007 working in the pharmaceutical sector in the areas of strategy, business development/mergers and acquisitions, sales and marketing, human resources, finance and information technology. Mr. Cross is qualified to serve on our Board of Directors because of his extensive business experience in the pharmaceutical industry. Mr. Cross holds a Masters in Business in Administration from Swinburne University of Technology, Australia, and a degree in Business Information Systems from the University of South Australia.

Dr. R. Dana Ono, age 65, is a director of our company and Chairman of the Compensation Committee. Dr. Ono is a co-founder of the VIMAC Milestone Medica Fund LP, a Boston-based early-stage life sciences fund co-sponsored by VIMAC Ventures LLC and RBC Technology Ventures, Inc. Dr. Ono has over 35 years of experience in managing public and private life science companies as well as in venture capital. Presently, Dr. Ono is an executive-in-residence at several universities in the United States advising their licensing offices in spin-outs and new company formation from promising technologies. Throughout his career, he has been engaged in the strategic planning, product management, technology acquisition, and commercial development of life science start-ups and has been involved in a number of pioneering milestones in biotechnology. He has founded several biotech companies in the U.S., including in the areas of drug discovery and development, nutraceuticals and cosmeceuticals. He is a founding director of the Massachusetts Biotechnology Council, Inc. and served on the Board of Trustees of the Marine Biological Laboratory in Woods Hole, Massachusetts. He is a Fellow of the Linnean Society of London and a National Member of the Explorers Club. Dr. Ono is qualified to serve on our Board of Directors because of his medical and business expertise, particularly in the pharmaceutical industry. Dr. Ono received his AB in Earth & Planetary Sciences from The Johns Hopkins University and his AM and PhD in Biology from Harvard University, where he also completed a program in business administration.

Robert D. Martin, age 71, is a director of our company and Chairman of the Nominating and Governance Committee. Mr. Martin has over 30 years of finance and operations experience. Most recently, Mr. Martin was appointed President and Chief Operating Officer of Specicare, a company that arranges for storage of cancer patients’ live tumor tissue from surgery to be used for specialized and precision treatment. Since 2006, Mr. Martin has been part of The Interlochen Group, LLC, a firm that provides chief financial officer personnel on a contract basis (“Interlochen”). Among other assignments, he was assigned to serve as Interim Chief Financial Officer of Tandy Brands Accessories Inc. from January 2011 to June 2011. Also, during 2015, he was a consultant/financial advisor to Intezyne Inc, a clinical stage biotechnology company. From 2004 to 2006, Mr. Martin served as President of RDMartin, LTD., a financial consulting firm, and from 2000 to 2004, Mr. Martin served as Senior Vice President and Chief Financial Officer of Russell Corporation, when it was a New York Stock Exchange listed company. Mr. Martin also previously served as divisional Chief Financial Officer of Sunbeam and in various finance roles, including divisional Chief Financial Officer, at Sara Lee Apparel. Mr. Martin earned a Masters of Business Administration from the University of North Carolina, Chapel

Hill and a Bachelor’s degree in Industrial Engineering from Georgia Tech. Mr. Martin qualifies for our Board of Directors because of his business expertise, particularly with publicly traded companies.

Certain Legal Proceedings

None of the Company’s officers or directors are currently not subject to any material legal proceedings. However, the Company may from time to time become a party to various legal proceedings arising in the ordinary course of business.

Board Committees and Director Independence

Director Independence

Of the Elected Directors, we have determined that Robert D. Martin, Dr. R. Dana Ono, and W. Mark Watson are “independent” as defined by NASDAQ Stock Market rules. Accordingly, a majority of our Board of Directors is “independent.”

Board Committees

Our Board has established three standing committees – Audit, Compensation, and Nominating and Corporate Governance. All standing committees operate under a charter that has been approved by our Board.

Audit Committee

Our Board of Directors has an Audit Committee, composed of W. Mark Watson, Robert D. Martin and Dr. R. Dana Ono. All members are independent directors as defined in accordance with Rule 10A-3 of the Exchange Act and the rules of the NASDAQ Stock Market. Mr. Watson serves as chairman of the committee. The Board of Directors has determined that Mr. Watson is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which will be reviewed annually and can be found on the Company’s website at: http://www.hedgepathpharma.com) and performs several functions. The Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engages such independent auditor;

•

approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approves in advance any non-audit service and fees therefor to be provided by the independent auditor;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•

reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects of our systems of internal accounting and financial reporting control and corporate governance functions on behalf of the Board; and

•

provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board, including compliance with requirements of Sarbanes-Oxley and makes recommendations to the Board regarding corporate governance issues and policy decisions.

Audit Committee Report

Review with Management. The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Auditors. The Audit Committee discussed with the Company’s auditor, Cherry Bekaert LLP (the “Auditor”) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee also received written disclosures and the letter from the Auditor required by applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee concerning independence and has discussed with the Auditor their independence.

Conclusion. Based on the review and discussions referred to above, the Audit Committee determined to include our audited financial statements in our Annual Report on Form 10-K for fiscal year 2017, for filing with the SEC.

Members of the Audit Committee. W. Mark Watson, Robert D. Martin and Dr. R. Dana Ono.

Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee composed of Robert D. Martin, Dr. R. Dana Ono, and W. Mark Watson. Mr. Martin serves as the chairman of the committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. The Nominating and Corporate Governance Committee has a charter which is reviewed annually. All members are independent directors in accordance with the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders.

Compensation Committee

Our Board of Directors also has a Compensation Committee, which reviews or recommends the compensation arrangements for our management and employees and assists the Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and is composed of three members: Dr. R. Dana Ono, W. Mark Watson, and Robert D. Martin. Dr. Ono serves as chairman of this committee. All members are independent in accordance with rules of the NASDAQ Stock Market.

Board Leadership Structure and Role in Risk Oversight

Our Board currently consists of five directors. The Board has not appointed a lead independent director. Due to the size of the Board, the independent directors are able to closely monitor the activities of our Company. In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits. Therefore, the Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Board changes and/or grows in the future, the Board may reevaluate the need for a lead independent director.

Management is responsible for the day-to-day management of risks the Company faces, while the Board as a whole has ultimate responsibility for the Company’s oversight of risk management. Our Board takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. As a critical part of this risk management oversight role, our Board encourages full and open communication between management and the Board. Our Board regularly reviews material strategic, operational, financial, compensation and compliance risks with management. In addition our management team regularly reports to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risk is conducted as needed or as requested by our Board.

Attendance

There were seven meetings, exclusive of action by unanimous written consent, of the Board held during fiscal year 2017. During such year, each incumbent director attended at least 75% of the aggregate number of meetings of the Board. Two of our directors attended the annual meeting of stockholders held in fiscal year 2017. We encourage our directors to attend the annual meeting of stockholders.

There were eight meetings, exclusive of action by unanimous written consent, of the Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee held during fiscal year 2017. The Company expects that each incumbent director will attend at least 75% of the aggregate number of meetings of each of the respective committees.

Code of Business Conduct and Ethics and Insider Trading Policy

In July 2014, our Board adopted a Code of Ethical Conduct and an Insider Trading Policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and ten percent stockholders to file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC. Directors, executive officers and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based upon a review of these filings, we believe that all required Section 16(a) fillings were made on a timely basis during fiscal year 2017.

Executive Compensation

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2017 and 2016. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2017.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Nicholas J. Virca President and Chief Executive Officer(1)	2017	$262,500	—	—	—	—	—	$16,665	(2)	$279,165
	2016	$187,500	$75,000	—	—	—	—	$11,637	(2)	$274,137

Garrison J. Hasara, CPA Chief Financial Officer, Secretary, and Treasurer(3)	2017	$212,500	—	—	—	—	—	$18,999	(4)	$231,499
	2016	$176,154	$37,500	—	—	—	—	$16,296	(4)	$229,950

(1)	Nicholas J. Virca was hired as Chief Executive Officer on August 1, 2013.
(2)	Includes: $16,665 and $11,637 of health insurance premiums paid in 2017 and 2016, respectively.
(3)	Garrison J. Hasara was hired as Chief Financial Officer on August 1, 2013.
(4)	Includes: $18,999 and $16,296 of health insurance premiums paid in 2017 and 2016, respectively.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors, or key employees.

Nicholas J. Virca, President and Chief Executive Officer—On June 24, 2014, Nicholas J. Virca entered into an employment agreement (the “Virca Employment Agreement”) with us which was subsequently amended on May 15, 2015 and on February 16, 2017. Pursuant to his employment agreement, Mr. Virca will act as our President and Chief Executive Officer through December 31, 2018 (the Board provided notice to Mr. Virca that the term of his employment will not be renewed, but it is the Board’s intention to continue his employment on modified terms). Mr. Virca earns a base salary of $300,000 per annum effective as of July 1, 2017 and he is eligible for a bonus in cash or in kind of up to 75% of his base salary based upon his achievement of certain goals as established by Mr. Virca and approved by the Board of Directors or a committee of the Board of Directors. The Virca Employment Agreement is terminable upon death and disability and upon the terms as described in the Equity Holders Agreement. Mr. Virca is entitled to a severance package in the event that the Virca Employment Agreement is terminated without cause by us or for good reason by Mr. Virca (including following a change of control) such that Mr. Virca is entitled to all accrued but unpaid salary and bonus amounts and any post-termination rights available under and pursuant to the terms of our prevailing employee benefit policy plus a cash payment equal to twelve months of Mr. Virca’s base salary. Mr. Virca may not compete against us or solicit employees or customers from us for a period of one (1) year after termination of his employment for any reason as described in his employment agreement.

Garrison J. Hasara, Chief Financial Officer, Treasurer, Secretary, and Chief Compliance Officer—On September 4, 2014, Garrison Hasara, our Chief Financial Officer, Chief Compliance Officer, Secretary, and Treasurer, entered into an employment agreement with us which was subsequently amended on February 16, 2017 (the “Hasara Employment Agreement”). Pursuant to the terms of the Hasara Employment Agreement, Mr. Hasara will act as our Chief Financial Officer and Treasurer through December 31, 2018 (Mr. Hasara was appointed as Chief Compliance Officer and Secretary subsequent to entry into the Hasara Employment Agreement) (the Board provided notice to Mr. Hasara that the term of his employment will not be renewed, but it is the Board’s intention to continue his employment on modified terms). Mr. Hasara earns a base salary of $225,000 per year effective as of July 1, 2017. Beginning fiscal year 2017, Mr. Hasara will be eligible for a bonus in cash or in kind of up to 75% of his base salary based upon his achievement of certain goals as established by Mr. Hasara and approved by the Board of Directors or a committee of the Board of Directors.

The Hasara Employment Agreement may be terminated with or without cause by us or for or without good reason by Mr. Hasara. In the event that the Hasara Employment Agreement is terminated for cause by us or without good reason by Mr. Hasara, Mr. Hasara is entitled to receive all accrued but unpaid salary and bonus amounts and any post-termination rights available under and pursuant to the terms of our prevailing employee benefit policy. In the event that the Hasara Employment Agreement is terminated without cause by us or for good reason by Mr. Hasara (including following a change of control), Mr. Hasara is entitled to all accrued but unpaid salary and bonus amounts and any post-termination rights available under and pursuant to the terms of our prevailing employee benefit policy plus a cash payment equal to twelve months of Mr. Hasara’s base salary. The Hasara Employment Agreement is also terminable upon death and disability. Mr. Hasara may not compete against us or solicit employees or customers from us for a period of one (1) year after termination of his employment for any reason as described in the Hasara Employment Agreement.

Outstanding equity awards

There were no outstanding unexercised options, unvested stock or equity incentive plan awards held by our named executive officers, as of December 31, 2017. On March 13, 2018, the Board of Directors granted Messrs. Virca and Hasara options to purchase 310,000 shares of Common Stock and 260,000 shares of Common Stock, respectively, pursuant to the Plan. Such options vested immediately and have a per share exercise price of $0.2722.

2014 Equity Incentive Plan

In July 2014, our Board of Directors adopted the Plan. On September 30, 2014, the Plan was approved by the majority of stockholders pending delivery of required notice to all Company stockholders. The EIP is comprised of 32,583,475 shares of our Common Stock (ranking pari passu with our issued and outstanding Common Stock) to be available in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance awards and other customary equity incentives (following adoption of the Plan Amendment, the Plan will be comprised of 43,583,475 shares of our Common Stock). As of the date of this Information Statement, the Company has two officers, five non-officer directors and one employee who are eligible to receive awards under the Plan. Our Committee has the sole and complete authority to determine who will be granted an award under the Plan.

The purpose of our EIP is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The EIP is administered by the Compensation Committee of our Board of Directors or by the full Board of Directors, which may determine, among other things, (a) the persons who are to receive awards, (b) the type or types of awards to be granted to such persons, (c) the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with the awards, (d) the terms and conditions of any awards, (e) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of Common Stock, other securities, other awards or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended, (f) whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award, (g) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan, (h) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the Plan, (i) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and (j) make any other determination and take any other action that the compensation committee deems necessary or desirable for the administration of the Plan.

The EIP provides that in the event of a change of control event, (i) all of the then outstanding options and stock appreciation rights granted pursuant to the Plan will immediately vest and become immediately exercisable as of a time prior to the change in control, (ii) any performance goal restrictions related to an award will expire as of a time prior to the change in control and (iii) any performance periods that relating to an award which have not yet expired on the date the change in control occurs will end on such date, and the compensation committee will (a) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (b) cause the relevant participant to receive partial or full payment of awards for each such performance period based upon the compensation committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the compensation committee.

In addition, subject to our Equity Holders Agreement, our Board of Directors may amend our EIP at any time. However, without stockholder approval, our EIP may not be amended in a manner that would:

•	increase the number of shares that may be issued under our EIP;

•	materially modify the requirements for eligibility for participation in our EIP;

•	materially increase the benefits to participants provided by our EIP; or

•	otherwise disqualify our EIP for coverage under Rule 16b-3 promulgated under the Exchange Act.

Awards previously granted under our EIP may not be impaired or affected by any amendment of our EIP, without the consent of the affected grantees.

Option Exercises and Stock Vested

There were no options exercised by the executive officers during the years ended December 31, 2017 or 2016.

All previously outstanding RSUs vested upon the change in control as a result of Mayne Pharma’s November 2016 warrant exercise, in connection with which Mayne Pharma became our majority stockholder. On March 8, 2017, 26,541,738 previously vested but unpaid RSUs were settled by issuing shares of Common Stock. Upon settlement of the RSUs, we issued 15,739,594 shares of Common Stock to employees (including our executive officers), current and former Board members, and contractors. Additionally, 10,802,144 shares of Common Stock, valued at approximately $3.7 million, were withheld from issuance representing estimated income taxes due from the RSU recipients as the fair value of the shares is considered taxable income upon issuance. We subsequently remitted to the appropriate taxing authorities in cash both our tax withholdings and the RSU recipient portions of the tax withholdings in the amount of approximately $3.7 million.

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interest.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in our company’s best interest.

Compensation of Directors

The following table sets forth all compensation paid to our Board members during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stefan J. Cross	$—	$—	$—	$—	$—	$—	$—
Dr. R. Dana Ono	$45,000	—	—	—	$—	$—	$45,000
W. Mark Watson, CPA	$50,000	—	—	—	$—	$—	$50,000
E. Brendan Magrab	$75,000	$19,500	—	—	$—	$—	$94,500
Robert D. Martin	$42,500	$18,000	—	—	$—	$—	$60,500

(1)	Directors appointed in November 2016 were granted RSUs on May 4, 2017 that vested on January 1, 2018.

DESCRIPTION OF STOCKHOLDER ACTIONS—AMENDMENT TO CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK

Introduction

On December 16, 2018, the Board acted unanimously to adopt the Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock (the “Amended and Restated COD”). On December 18, 2018, the Voting Stockholder, acting by written consent, approved the Amended and Restated COD.

Reason for the Corporate Action

The Board adopted and the Voting Stockholder approved the Amended and Restated COD in connection with the Company’s entry on December 17, 2018 into the following related agreements (collectively, the “Transaction Documents”):

•	An agreement, by and among the Company, Mayne Pharma and Mayne Pharma International Pty Ltd (“Mayne Pharma International”) (the “Agreement”);

•

Third Amended SLA, by and between the Company and Mayne Pharma, which amends and restates the Company’s Second Amended and Restated Supply and License Agreement with Mayne Pharma, dated as of May 15, 2015 (as amended through the Effective Date, the “Second Amended SLA”); and

•

Amended and Restated Sublicense Agreement, by and between the Company and Mayne Pharma International, which amends and restates that certain Sublicense Agreement, dated August 31, 2015, between the Company and Mayne Pharma International, as amended (the “Amended and Restated Sublicense Agreement”).

The Transaction Documents resulted from negotiations regarding the existing right of Mayne Pharma under the Second Amended SLA to elect to assume control of the regulatory and clinical development program for SUBA®-Itraconazole (the “Product”) for the treatment of basal cell carcinoma nevus syndrome (“SUBA-Itraconazole BCCNS”) (a product licensed to the Company for exploitation in the United States (the “Territory”) under the Second Amended SLA) after December 31, 2018 in exchange for a royalty on any future net sales if a New Drug Application (“NDA”) for SUBA-Itraconazole BCCNS was not accepted for filing by U.S. Food and Drug Administration (“FDA”) by December 31, 2018 (subject to limited extension if the NDA were filed in December 2018). As previously announced, based on unforeseen requirements imposed by FDA in September 2018, the Company determined that it would be unable to responsibly file the SUBA-Itraconazole BCCNS NDA by this deadline, and thus the Company commenced negotiations with Mayne Pharma to transfer SUBA-Itraconazole BCCNS in advance of December 31, 2018 on negotiated terms deemed beneficial to the Company. For more information regarding the transactions contemplated by the Transaction Documents, see “Certain Relationships and Related Party Transactions” on page 18.

Effect of Corporate Action

The Amended and Restated COD restates the Certificate of Designation of Series B Convertible Preferred Stock solely to remove Mayne Pharma’s right to redeem the Series B Preferred Stock after January 8, 2023. This amendment will allow the Company to fully classify the Series B Preferred Stock as equity on its balance sheet. No other amendments were made to the preferences and rights of the Series B Preferred Stock. The Amended and Restated COD will be filed with the Secretary of State of Delaware twenty (20) days following the mailing of the Information Statement to the Company’s stockholders. The Amended and Restated COD will be effective upon the filing , in the form attached as Annex A, with the Secretary of State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

DESCRIPTION OF STOCKHOLDER ACTIONS –

AMENDMENT TO THE 2014 EQUITY INCENTIVE PLAN

Introduction

In furtherance of the transactions contemplated by the Agreement, on December 16, 2018, the members of the compensation committee of the Board adopted a resolution approving, and as of December 18, 2018, the Voting Stockholder, acting by written consent, approved the Plan Amendment increasing the number of authorized shares of Common Stock under the Plan, from 32,583,475 shares to 43,583,475 shares. The form of the Plan Amendment that reflects the increase in the authorized Common Stock is attached hereto as Annex B. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.

The Plan Amendment, which will not be filed until at least twenty days following the date of this Information Statement, will be effective upon the filing of such Plan Amendment in the form attached as Annex B with the Secretary of State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

Reasons for the Plan Amendment

The Board and the Voting Stockholder approved the increase in the authorized shares available under the Plan in order to further attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements.

Effect of the Plan Amendment

Following the adoption of the Plan Amendment, there will be an additional 11,000,000 shares of Common Stock available for issuance under the Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mayne Pharma

On December 17, 2018 (the “Effective Date”), the Company entered into the following related agreements (collectively, the “Transaction Documents”): (i) the Agreement, (ii) the Third Amended SLA and (ii) the Amended and Restated License Agreement. In addition, pursuant to the terms of the Agreement, the Company and Mayne Pharma agreed to the terms and provisions of an Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock of Company, which amends and restates the Certificate of Designation of Series B Convertible Preferred Stock of the Company, dated January 8, 2018 (as corrected, the “Original COD”), to remove certain features thereof as described below. As of the Effective Date, all 5,797,102 outstanding shares of Series B Preferred Stock are held by Mayne Pharma. Mayne Pharma owns approximately 54.4% of our equity securities on a fully-diluted basis and beneficially owned 59.1% of our outstanding voting securities (including shares of our Common Stock and Series B Preferred Stock) as of the date of this Information Statement.

The Transaction Documents resulted from negotiations regarding the existing right of Mayne Pharma under the Second Amended SLA to elect to assume control of the regulatory and clinical development program for SUBA-Itraconazole BCCNS (a product licensed to the Company for exploitation in the Territory under the Second Amended SLA) after December 31, 2018 in exchange for a royalty on any future net sales if a NDA for SUBA-Itraconazole BCCNS was not accepted for filing by the FDA by December 31, 2018 (subject to limited extension if the NDA were filed in December 2018). As previously announced, based on unforeseen requirements imposed by FDA in September 2018, the Company determined that it would be unable to responsibly file the SUBA-Itraconazole BCCNS NDA by this deadline, and thus the Company commenced negotiations with Mayne Pharma to transfer SUBA-Itraconazole BCCNS in advance of December 31, 2018 on negotiated terms deemed beneficial to the Company.

The Transaction Documents were negotiated and approved on behalf of the Company by a special committee of disinterested, independent members of the Board which was formed on October 26, 2018 for such purpose. The special Board committee consisted of W. Mark Watson (serving as Chairman), R. Dana Ono and Robert Martin, who are each disinterested with respect to Mayne Pharma.

Agreement

Pursuant to the terms of the Agreement, on December 18, 2018, Mayne Pharma (in its capacity as the holder of more than 50% of the outstanding voting securities of the Company) executed and delivered to the Company a written stockholder consent in lieu of a special meeting of the stockholders of the Company (the “Stockholder Consent”) which consented to the taking of the following actions:

•	the adoption of the Amended and Restated COD;

•

the election of each of the Elected Directors (each a current member of the Board) to serve on the Board for a one-year term that expires at the next annual meeting of the Company’s stockholders or until his earlier death, resignation or removal; and

•	the approval of an increase in the size of the Plan by 11,000,000 shares of Common Stock from 32,583,475 shares to 43,583,475 shares.

In addition, pursuant to the Agreement, for the period beginning on the Effective Date and ending three (3) years from the Effective Date, in the event that the Company asks its stockholders (whether at a meeting of stockholders or pursuant to a written consent of stockholders) to vote on or approve a proposal to effect a reverse split of the Company capital stock for the purpose of uplisting the Common Stock to a U.S. national securities exchange (a “Reverse Stock Split Proposal”), Mayne Pharma (on behalf of itself and its affiliates) has agreed to vote or cause to be voted (in person, by proxy or by action by written consent, as applicable) all shares of the Company’s voting capital stock that either Mayne Pharma then owns or over which Mayne Pharma has voting control in favor of the adoption and approval of any such Reverse Stock Split Proposal. The Agreement further provides that the Reverse Stock Split Proposal may take the form of an authorization based on a range of ratios for the reverse stock split, with authority being granted to the Board (or a designated committee thereof) to determine the final ratio of the reverse stock split, provided such range is reasonable in connection with the uplisting of the Common Stock to a U.S. national securities exchange. No assurances are given that the Company will seek an uplisting to a U.S. national securities exchange or implement a reverse stock split of its Common Stock.

Also, pursuant to the Agreement, Mayne Pharma consented and agreed (under the terms of agreements previously executed with the Company) to an increase in the number of shares of Common Stock that the Company may issue under the Plan to 17,624,000 shares from the current limit of 6,624,000 shares, with the agreement and understanding that such increase will be utilized by the Company during the period from the Effective Date through December 31, 2021.

Third Amended and Restated Supply and License Agreement

Pursuant to the Third Amended SLA, as of the Effective Date, Mayne Pharma has assumed control of the regulatory and clinical development program for SUBA-Itraconazole BCCNS and immediately assumed responsibility for all expenses related to exploiting the SUBA-Itraconazole product in the BCCNS field, provided that the Company continues to be responsible for all liabilities related to the product in the United States prior to the Effective Date. The Third Amended SLA continues in effect on an exclusive basis in the Territory on substantially the same terms as were provided for under the Second Amended SLA, except as described below.

In connection with the transfer of the SUBA Itraconazole BCCNS clinical data and regulatory rights to Mayne Pharma:

•

Mayne Pharma has agreed to pay the Company a 9% quarterly cash royalty on future net sales, if any, of SUBA Itraconazole BCCNS in the United States (the “Royalty”), from which certain royalties owed by the Company to Mayne Pharma for access to certain patents would be funded.

•	Mayne Pharma has agreed to advance funds to the Company in an aggregate amount of up to $5 million (each, an “Advance”, and collectively, the “Advances”) on the following terms and conditions:

•	on the Effective Date, Mayne Pharma made an Advance to the Company of $500,000;

•

within three (3) business days following the completion of the agreed upon activities associated with transferring the SUBA Itraconazole BCCNS product to Mayne Pharma, Mayne Pharma must make an Advance to the Company of $1,000,000;

•

if, and only if, the Company’s Phase 2(b) clinical trial data have been provided to Mayne Pharma in all material respects so as to allow Mayne Pharma to assume control of SUBA Itraconazole BCCNS in the Territory, upon the earlier of June 30, 2019 or the acceptance for filing by FDA of an NDA for the SUBA Itraconazole BCCNS, Mayne Pharma must make an Advance to the Company of $1,500,000; and

•

If the Company raises aggregate gross proceeds of more than $3 million from the sale of new common stock, preferred stock equity subordinate to the preferred stock held by Mayne Pharma or warrants (“New Securities”) to third parties in one or more equity financings by June 30, 2021 (the “Equity Funding Achievement”), the Company may request additional Advances of up to an amount equal to $2 million less the amount of aggregate gross proceeds received by HPPI from Mayne Pharma from the sale of New Securities if Mayne Pharma elects to participate in such equity financings pursuant to contractual pro rata participation rights contained in the Third Amended SLA.

•

The field covered by the Third Amended SLA was amended to specifically include only the following indications: (i) any prostate cancer, prostatic intraepithelial neoplasia and benign prostatic hyperplasia, (ii) any lung cancer and atypical adenomatous hyperplasia, and (iii) familial adenomatous polyposis, colorectal polyps and Barett’s esophagus (the “Field”). The Company’s continued right to work on these indications will no longer be tied to the achievement of clinical or commercial target dates as they were under the Second Amended SLA.

•

Mayne Pharma will continue to provide quantities of Product drug and placebo oral capsules without charge for the Company’s SUBA Itraconazole Prostate clinical studies and for future indications as agreed to by the parties.

•

Pursuant to the Third Amended SLA, unlike under the Second Amended SLA, Mayne Pharma has licensed to the Company the right to use all pre-clinical or clinical trial or other data generated or owned by Mayne Pharma related to the Product anywhere in the world for its activities under the Third Amended SLA.

The Advances are structured as advances against the future Royalty, if any, owed by Mayne Pharma to the Company; provided that if SUBA Itraconazole BCCNS is not approved in the U.S. by December 31, 2023, Mayne Pharma may concert such Advances into Common Stock based on a ten percent (10%) discount to the then current market value of the Common Stock. With respect to each Advance made by Mayne Pharma prior to the receipt of FDA approval of an NDA for SUBA Itraconazole BCCNS, each $0.75 increment of each such Advance will be credited and set off against each $1.00 increment of Royalty owed to the Company, and with respect to each Advance made by Mayne Pharma following the receipt of FDA approval of an NDA for SUBA Itraconazole BCCNS, each $0.85 increment of each such Advance will be credited and set off against each $1.00 increment of Royalty owed to the Company.

In addition, if, prior to June 30, 2021, the Company has not fulfilled the Equity Funding Achievement, Mayne Pharma shall have the right to satisfy all of its remaining Royalty obligations by making a single lump sum payment to the Company in an amount equal to seventy percent (70%) of the fair market value of the remaining royalties payable to the Company as determined by an independent appraisal process.

Also, for so long as the Third Amended SLA is in effect, the Company must seek the prior written consent of Mayne Pharma before it disposes of the whole or a substantial part of its assets, operations or business, such consent not to be unreasonably withheld, conditioned or delayed. In addition, the Company must notify Mayne Pharma before it undergoes any change in its direct or indirect Control (as defined below). If, acting reasonably, Mayne Pharma considers that such change will have a material, negative impact on its rights under the Third Amended SLA, Mayne Pharma may terminate the Third Amended SLA by giving written notice to the Company; provided, however, that the Company shall not be deemed to have undergone a change in its direct or indirect Control if Mayne Pharma ceases to own more than 50% of the outstanding voting power of the Company solely as a result of (i) the Company’s issuance of securities in an equity financing with respect to which Mayne Pharma has preemptive or similar contractual rights to participate on the same terms and conditions as investors in the financing and (ii) Mayne Pharma’s election not to participate in such financing on the same terms and conditions as investors in the financing. For purposes of the Third Amended SLA, the term “Control” means having the power to exercise or control the right to vote attached to 50% or more of the issued voting equity in that party, to appoint one half or more of the directors to the board of directors, or the managers as applicable, of the party, or to determine substantially the conduct of the party’s business activities.

The Third Amended SLA also gives Mayne Pharma the right to convert the Company’s rights licensed from Mayne Pharma under the Third Amended SLA to a non-exclusive license, and to take a non exclusive license to the Company’s pre-clinical or clinical trial or other data to exploit in the Field in the United States, if the FDA has not approved an NDA filed by the Company for the Product in part of the Field within eight (8) years from the Effective Date.

Amended and Restated Sublicense Agreement

The Amended and Restated Sublicense Agreement amends and replaces a similar agreement entered into between the Company and Mayne Pharma International, dated as of May 15, 2015, under which Mayne Pharma International sublicensed to the Company the exclusive U.S. rights to two certain third party patents relating to the use of itraconazole as a treatment for cancer and age-related macular degeneration. The Amended and Restated Sublicense Agreement amends the required payments to Mayne Pharma for certain development-related milestone payments related to SUBA Itraconazole BCCNS and allows for the termination of the Amended and Restated Sublicense Agreement if the Third Amended SLA expires or is terminated.

Series B Preferred Stock Purchase Agreement

On January 8, 2018, we entered into a definitive securities purchase agreement (the “Purchase Agreement”) with Mayne Pharma, pursuant to which Mayne Pharma agreed to purchase from us, and we agreed to issue to Mayne Pharma (over three closings as described further below, each referred to as a Closing):

(i)

up to 7,246,377 shares of our Series B Preferred Stock at $0.69 per share of Series B Preferred Stock (with each share of Series B Preferred Stock being convertible into three (3) shares of our Common Stock for an effective price per share of Common Stock of $0.23), for potential gross proceeds of $5,000,000;

(ii)

Series A warrants (the “Series A Warrants”) to purchase up to an aggregate 5,434,783 shares of Common Stock, with a two-year term from the date of issuance and an exercise price per share of $0.23; and

(iii)

Series B warrants (the “Series B Warrants”) to purchase up to an aggregate of 5,434,783 shares of Common Stock, with a five-year term from the date of issuance and an exercise price per share of $0.275 (which we refer to together with the Series A Warrants as, the “Warrants”).

The transactions contemplated by the Purchase Agreement are referred to herein as the Financing. The Financing contemplates three Closings, as follows:

(i)	$2.4 million was funded at an initial closing of the Financing that occurred on January 10, 2018;

(ii)	$1.6 million was funded on July 5, 2018; and

(iii)	$1.0 million may be funded on or before December 31, 2018 (the “Third Closing”).

The funding of the Third Closing is conditioned upon the acceptance of filing by the FDA of our NDA for SUBA Itraconazole BCCNS, provided that such date shall be automatically extended in the event that such NDA is filed with the FDA during December 2018 to a date which is 30 days from the date of such filing. The Company entered into the Agreement, Third Amended SLA and Amended and Restated Sublicense Agreement because this milestone will not be achieved.

Under the Purchase Agreement, Mayne Pharma has been afforded certain demand and “piggyback” rights to cause us to register the shares of Common Stock underlying the Series B Preferred Stock and the Warrants for public resale; provided, however, that such rights shall only become effective and exercisable from and after the termination of the Second Amended SLA.

The Warrants are divided equally between the Series A Warrants and the Series B Warrants (i.e., with each being exercisable for an aggregate of 5,434,783 shares of Common Stock if all Closings occur), which represents fifty percent (50%) warrant coverage on the shares of Common Stock underlying the Series B Preferred Stock. The Warrants will be issued, pro rata in relation to the total investment in the Series B Preferred Stock, at each Closing. The Warrants are substantially identical in form, except that: (i) the exercise price per share of the Series A Warrants shall be $0.23 per share and the exercise price per share of the Series B Warrants shall be

$0.275 per share (which we refer to collectively as the Warrant Exercise Price) and (ii) The Series A Warrants shall have a term of two (2) years from the date of issuance and the Series B Warrants shall have term of five (5) years from the date of issuance. The Warrant Exercise Price shall be subject to customary stock-based, but not price-based, anti-dilution protection. The Warrants will not be eligible for “cashless” exercise.

Related Person Transaction Approval Policy

While we have no written policy regarding approval of transactions between us and a related person, our Board, as matter of appropriate corporate governance, reviews and approves all such transactions, to the extent required by applicable rules and regulations. With respect to the approval of our transactions with Mayne Pharma, our Board has historically formed a special committee of disinterested, independent members of the Board to assess and negotiate transactions. Generally, management would present to the Board for approval at the next regularly scheduled Board meeting any related person transactions proposed to be entered into by us. The Board may approve the transaction if it is deemed to be in the best interests of our stockholders and the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s independent auditor for the fiscal year ending December 31, 2017 is Cherry Bekaert LLP (the “Auditor”). The Auditor has been our auditor since August 13, 2013. During the years ended December 31, 2017 and 2016 and through the date hereof, neither the Company nor anyone acting on its behalf has consulted the Auditor with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event (each as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Audit Fees. The aggregate fees billed by the Auditor for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2017 and 2016 totaled $70,000 and $86,000 , respectively.

Audit-Related Fees. The aggregate fees billed by Cherry Bekaert LLP for professional services were $1,750 and $21,250 related to our S-1 filings for the years ended December 31, 2017 and 2016, respectively.

Tax Fees. The aggregate fees billed by Cherry Bekaert LLP for professional services were rendered for tax compliance for the years ended December 31, 2017 and 2016 totaled $6,300 and $9,900, respectively.

All Other Fees. None.

Our Board has determined that the services provided by the Auditor are compatible with maintaining the independence of the Auditor as our independent registered public accounting firm.

The Board has established pre-approval policies and procedures pursuant to which the Board approved the foregoing audit, tax and non-audit services provided by the Auditor in 2017. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the full Board. Fee estimates for these services are approved by the Chairman of the Board based on information provided by our management.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and any reports prior to or subsequent to that date.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606.

Deadline for Submission of Stockholder Proposals for 2019 Annual Meeting of Stockholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2019 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act. Such proposals must be received by the Company at its offices at 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606 within a reasonable time before the Company begins to print and send its proxy materials. The Company will provide greater clarity of this deadline in one of the Company’s future quarterly reports.

Stockholders may present proposals intended for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s Bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2019 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Nicholas J. Virca. Mr. Virca will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents to Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

HEDGEPATH PHARMACEUTICALS, INC.

Pursuant to Section 151(g) and Section 242(b) of the

Delaware General Corporation Law

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned officer of HedgePath Pharmaceuticals, Inc., a corporation organized and existing under the DGCL (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

1. That, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Section 151(g) of the DGCL, on January 5, 2018, the Board of Directors adopted and the Corporation authorized the issuance of shares of the Corporation’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and established the voting provisions, designations, preferences and other rights, and the qualifications, limitations and restrictions thereof in a Certificate of Designation of the Series B Preferred Stock.

2. That pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, and Section 151(g) of the DGCL, on December 16, 2018, the Board of Directors adopted the following resolution amending and restating, effective upon the date this Amended and Restated Certificate of Designation is filed in the office of the Secretary of State of the State of Delaware, the provisions of the Certificate of Designation of the Series Preferred Stock; and that pursuant to Section 242(b) of DGCL, the holder of a majority of the voting stock of the Corporation and all of the Series B Preferred Stock has approved the following resolution:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, the designation of Series B Preferred Stock and the voting and other powers, preferences and other rights of the shares of such series and the qualifications, limitations, and restrictions thereof are amended and restated to read in their entirety as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

SECTION 1. DEFINITIONS. For the purposes hereof, the following capitalized terms shall have the following meanings, with other capitalized terms being defined elsewhere herein:

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock in accordance with the terms hereof.

“DGCL” means the Delaware General Corporation Law.

“Holder” means any holder of Series B Preferred Stock.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SECTION 2. DESIGNATION, AMOUNT AND PAR VALUE; ASSIGNMENT

(a) The series of preferred stock designated by this Certificate shall be designated as the Corporation’s “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares so designated shall be 7,246,377. Each share of Series B Preferred Stock shall have a par value of $0.0001 per share.

(b) The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its principal place of business or such other office of the Corporation as may be designated by the Corporation. Upon any such registration or transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three (3) Business Days. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

SECTION 3. DIVIDENDS. From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of $0.0345 per share shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. The Corporation shall pay to the Holders the Accruing Dividends semi-annually as of June 30 (with a payment date of July 15) and December 31 (with a payment date of January 15) each year. The Corporation may pay the Accruing Dividends in cash or in shares of Common Stock. If the Corporation elects to pay dividends in shares of Common Stock, the number of shares to be paid shall be calculated by dividing (i) the amount of the Accruing Dividend to be paid by (ii) the 6-month volume-weighted average price of Common Stock (measured with reference to such Common Stock’s primary listing) prior to the applicable measurement date (such 6-month period ending on December 31 or June 30, as applicable) of the applicable year. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of its capital stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the Holders of the Series B Preferred Stock then outstanding shall first have received, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of Holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such quotient by $0.23; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the Holders of Series B Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

SECTION 4. VOTING RIGHTS. Each issued and outstanding share of Series B Preferred Stock shall be entitled at all times to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is convertible on the applicable record date, at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, Holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

SECTION 5. RANK; LIQUIDATION.

(a) The Series B Preferred Stock shall rank: (i) senior to all of the Common Stock; (ii) senior to the Corporation’s Series A Preferred Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series B Preferred Stock (“Senior Securities”), in each case, as to dividends, distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily. Subject to Section 9(i) hereof, the foregoing shall not preclude the Corporation from designating or issuing any Junior Securities, Parity Securities or Senior Securities.

(b) Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), each Holder of shares of Series B Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to $0.69 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to pay the Holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to Holders of the shares of the Series B Preferred Stock and Parity Securities.

(c) After payment to the Holders of shares of the Series B Preferred Stock of the amount required under Section 5(b) and subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, the remaining assets or surplus funds of the Corporation, if any, available for distribution to stockholders shall be distributed ratably among the Holders of the Series B Preferred Stock, any other class or series of capital stock that participates with the Common Stock in the distribution of assets upon any Liquidation Event and the Common Stock, with the Holders of the Series B Preferred Stock deemed to hold that number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible, or otherwise would be then convertible were the restrictions on conversion set forth in Section 6(a) hereof not in force at the time of such Liquidation Event.

SECTION 6. CONVERSION.

(a) Conversions. Each share of Series B Preferred Stock shall be convertible into three Conversion Shares at the option of the holder or mandatorily as described in Sections 6(a)(i) and (ii) below, subject to adjustment as set forth in Section 7.

(i) Optional Conversion. A Holder may elect to convert, on any Business Day from and after the date hereof, any or all of its shares of Series B Preferred Stock into the applicable number of Conversion Shares as described above without any additional consideration required by the Holder to effectuate the conversion, in the manner provided for in Section 6(b).

(ii) Mandatory Conversion. Each share of the then outstanding shares of Series B Preferred Stock shall be automatically converted into the applicable number of Conversion Shares, in the manner provided for in Section 6(b) upon the approval by the U.S. Food and Drug Administration of a New Drug Application by the Corporation for any SUBA-based therapeutic pursuant to the terms of that certain Third Amended and Restated Supply and License Agreement, dated as of December 17, 2018, by and between the Corporation and Mayne Pharma Ventures Pty Ltd, as amended from time to time (the “SUBA Approval”). Upon receipt of SUBA Approval, each outstanding share of Series B Preferred Stock shall automatically, and without any further action required by the Holder or the Corporation (except as provided in Section 6(b)(i)(B) hereof), be converted into the applicable number of Conversion Shares.

(b) Mechanics of Conversion.

(i) Generally.

(A) If a Holder elects to convert its Series B Preferred Stock pursuant to Section 6(a)(i), it shall give written notice (a “Holder Notice of Conversion”) to the Corporation in accordance with Section 9(a) hereof that such Holder elects to convert the same. Such Holder Notice of Conversion, to be given on any Business Day, shall include the name of the registered Holder, the number of shares of Series B Preferred Stock to be converted and instructions as to where Conversion Shares should be delivered. Holder shall also deliver to the Corporation the certificate or certificates representing the Series B Preferred Stock to be converted. Thereupon, the Corporation shall promptly issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled (which certificate or certificates shall bear appropriate restrictive legends as may be required by the Securities Act) and shall promptly pay in Common Stock any accruing or declared and unpaid dividends (including, for the avoidance of doubt, the Accruing Dividends) on the shares of Series B Preferred Stock being converted (the number of shares to be paid for such accrued or declared and unpaid dividends, other than the Accruing Dividends, to be calculated by dividing (i) the amount of such accrued or declared and unpaid dividends to be paid by (ii) the 6-month volume-weighted average price of Common Stock (measured with reference to such Common Stock’s primary listing) prior to the date of the Optional Conversion Date). Such conversion shall be deemed to have been made at the close of business on the date of which both certificates representing the shares of Series B Preferred Stock to be converted are surrendered to the Corporation and the Holder has delivered the Holder Notice of Conversion to the Corporation (the “Optional Conversion Date”), and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder of such shares of Common Stock on the Optional Conversion Date.

(B) If the Series B Preferred Stock is automatically converted pursuant to Section 6(b)(ii), then the Corporation shall give written notice (a “Corporation Notice of Conversion”) to each of the Holders in accordance with Section 9(a) hereof stating that date on which the SUBA Approval was granted, providing evidence of the SUBA Approval and requesting, if necessary, instructions as to where Conversion Shares should be delivered. The Corporation shall include with the Corporation Notice of Conversion to such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled (which certificate or certificates shall bear appropriate restrictive legends as may be required by the Securities Act) and shall promptly pay in Common Stock any accruing or declared and unpaid dividends (including, for the avoidance of doubt, the Accruing Dividends) on the shares of Series B Preferred Stock being converted (the number of shares to be paid for such accrued or declared and unpaid dividends, other than the Accruing Dividends, to be calculated by dividing (i) the amount of such accrued or declared and unpaid dividends to be paid by (ii) the 6-month volume-weighted average price of Common Stock (measured with reference to such Common Stock’s primary listing) prior to the date of the Mandatory Conversion Date). Such conversion shall be deemed to have been made at the close of business on the date of which the SUBA Approval was received by the Corporation (the “Mandatory Conversion Date,” and together with the Optional Conversion Date, the “Conversion Date”), and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Mandatory Conversion Date.

(ii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(iii) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued, or be deemed to be issued for purposes of determining the number of votes held by a Holder of Series B Preferred Stock, upon the conversion of the Series B Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall round up to the next whole share.

(iv) Transfer Taxes. The issuance of certificates for shares of Common Stock converted from shares of Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(c) Status as Stockholder. Upon each Conversion Date, as applicable: (i) the shares of Series B Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for or (if applicable and permitted under the Securities Act) electronic delivery of such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B Preferred Stock.

SECTION 7. CERTAIN ADJUSTMENTS.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of shares of Series B Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the total number of Conversion Shares eligible to be issued shall be multiplied by a fraction of which the denominator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Rights Upon Distribution of Assets. If the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) other than cash to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), a Holder shall be entitled to receive the dividend or distribution of assets that would have been payable to such Holder pursuant to the Distribution had such Holder converted his or her shares of Series B Preferred Stock (or, if such Holder had partially converted such shares prior to the Distribution, any unconverted portion thereof) immediately prior to such record date.

(c) Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding: (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than a merger in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of any Series B Preferred Stock, the Holder thereof shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the total number of Conversion Shares then issuable shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the total number of Conversion Shares eligible to be issued in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and ensuring that the Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered (via overnight courier, facsimile or email) to each Holder who does not have a representative or affiliate of such Holder serving on the Board of Directors of the Corporation, at its last address as it shall appear upon the books and records of the Corporation, written notice of any Fundamental Transaction at least ten (10) calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close (it being understood that failure to provide such notice shall not invalidate the Fundamental Transaction).

(d) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

SECTION 8. RESERVED

SECTION 9. MISCELLANEOUS.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email, facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 324 South Hyde Park Avenue, Suite 350, Tampa FL 33606, Fax Number: (813) 831-2372, or such other facsimile number or address or email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service or email addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in or pursuant to this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or mail at the facsimile number or email address specified in or pursuant to this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second (2nd) Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) No Impairment. For so long as any shares of Series B Preferred Stock are outstanding, the terms of this Certificate of Designation may not be amended, modified, repealed or waived without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock. In addition, except as authorized by the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock, the Corporation will not, by amendment of this Certificate of Designation or its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, fail to observe, or avoid or seek to avoid the observance or performance of, any of the terms contained herein, and will at all times in good faith take all actions as may be necessary to carry out of all the provisions hereof and to take all such actions as may be necessary or appropriate in order to protect the rights of the holders of Series B Preferred Stock against any impairment.

(c) Lost or Mutilated Series B Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(d) Waiver. Except as expressly provided for herein when the approval of a stated percentage of Holders is required for any action (including, without limitation, Sections 8 and 9(i) hereof), any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business Day. Whenever any obligation hereunder shall be due on a day other than a Business Day, such obligation shall be made or fulfilled on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted Series B Preferred Stock. Except as set forth herein, if any shares of Series B Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B Preferred Stock.

(i) Seniority. So long as the shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the prior written approval from the Holders of a majority of the then outstanding shares of Series B Preferred Stock (i) incur any secured or unsecured indebtedness (other than trade debt in the ordinary course of business) or (ii) establish any security that is pari passu or senior (or reclassify any junior security so as to make it pari passu or senior) in liquidation preference or senior to the Series B Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this [    ] day of December, 2018.

HEDGEPATH PHARMACEUTICALS, INC.

By:
Name:
Title:

ANNEX B

AMENDMENT NO. 1

TO

HEDGEPATH PHARMACEUTICALS, INC.

2014 EQUITY INCENTIVE PLAN

Pursuant to Section 14 of the 2014 Equity Incentive Plan (the “Plan”) of HedgePath Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 1 to the Plan to increase the total number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

1. Section 5(b) of the Plan is hereby amended and restated to read in its entirety as follows:

“(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of FORTY-THREE MILLION FIVE HUNDRED EIGHTY THREE THOUSAND FOUR HUNDRED SEVENTY-FIVE (43,583,475) Common Shares. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by 1.15 shares.”

2. All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

4. A majority in voting interest of the Company’s stockholders, acting by written consent, has duly approved this Amendment No. 1 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is made effective this      day of December, 2018.

HEDGEPATH PHARMACEUTICALS, INC.

By:
Name:
Title:

B-1